Exhibit 99.2

Cleantech Innovator BioLargo Reports Record Revenues in 2024 Annual Report

Revenues up 45% over prior year

Westminster, CA – April 1, 2025 – BioLargo, Inc. (OTCQX:BLGO), a company that creates and commercializes sustainable technologies to solve tough environmental and cleantech challenges, announced that its Annual Report reported record revenues and an increase of 45% over prior year (see www.biolargo.com/sec-filings).

“We’re proud to report the tenth year in a row of record revenues in our 10-K filed yesterday,” said Dennis P. Calvert, the company’s President and CEO. “With over $5 million cash generated by our odor control products, we were able to reduce our reliance on equity financing. But, we’re most excited about our emerging products, such as the Clyra surgical products, our water treatment solution for the global PFAS contamination crisis, and our safe, long-lasting battery energy storage technology we call Cellinity.”

BioLargo held an earnings webcast and conference call on March 31, 2025, to discuss results for the year ended December 31, 2024. A recording and transcript of this webcast will be made available at the following link: https://www.biolargo.com/quarterly-webcasts

The following are highlights from BioLargo’s annual report filed with the Securities and Exchange Commission (SEC) on March 31, 2025, and are not a substitute for the details in the Form 10-K, which can be found here (https://www.biolargo.com/sec-filings). All interested parties are encouraged to review the full report filed with the SEC, including the Risk Factors beginning on page 9, to get the most complete information about BioLargo and its growing cleantech business.

Key highlights:

●	Revenues for the year ended December 31, 2024, were $17,779,000, a 45% increase over 2023, which represents the tenth consecutive year of revenue growth

●	Net loss for 2024 was $4,347,000, a 6% decrease year-over-year; of that amount, $3,490,000 was from Clyra Medical’s operations

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Clyra Medical continues to make progress towards a national rollout of its surgical irrigation products, recently successfully concluding a joint formal inspection of manufacturing capabilities with its distribution partner

●	Non-cash expenses (issuance of stock and stock options) were $2,479,000 (57% of net loss)

●	Company was less reliant on equity financing in 2024, issuing 42% fewer shares of stock in 2024 as compared with 2023

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At December 31, 2024, stockholders’ equity was $6,056,000, assets were $10,513,000, liabilities were $4,457,000, and the company had $4,489,000 in working capital and $3,548,000 in cash and cash equivalents

About BioLargo, Inc.

BioLargo, Inc. (OTCQX:BLGO) is a cleantech and life sciences innovator and engineering services solution provider. Our core products address PFAS contamination, achieve advanced water and wastewater treatment, control odor and VOCs, improve air quality, enable energy-efficiency and safe on-site energy storage, and control infections and infectious disease. Our approach is to invent or acquire novel technologies, develop them into product offerings, and extend their commercial reach through licensing and channel partnerships to maximize their impact. See our website at www.BioLargo.com.

Contact Information

Dennis P. Calvert

President and CEO, BioLargo, Inc.

888-400-2863

Safe Harbor Act

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about BioLargo’s (the “Company”) expectations regarding anticipated revenue; and plans for future operations. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: the effect of regional economic conditions on the Company’s business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services, and technological innovations on a timely basis; the dependency of the Company on the performance of distributors of the Company’s products. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.